Testing the Waters Materials Related to Series #15COBB

From the Rally App:

#15COBB

'15 CRACKER JACK TY COBB CARD

THIS INITIAL OFFERING IS COMING SOON!

Cracker Jack
BALL PLAYERS

CURRENT VALUE: $77,000

OFFERING FOR THIS ASSET IS NOT YET SCHEDULED. CHECK BACK SOON

DETAILS GALLERY LEGAL

DESCRIPTION OF SERIES 1915 CRACKER JACK TY COBB CARD

Investment Overview

•Upon completion of the Series #15COBB Offering, Series #15COBB will purchase a 1915 Cracker Jack #30 Ty Cobb Card graded PSA NM 7 for Series #15COBB (The “Series 1915 Cracker Jack Ty Cobb Card” or the “Underlying Asset” with respect to Series #15COBB, as applicable), the specifications of which are set forth below.

•The 1915 Cracker Jack set was distributed in Cracker Jack boxes and contains 176 cards.

•Ty Cobb was a Hall of Fame baseball player who played 24 seasons in the MLB and amassed 4,189 hits, the second most all-time.

•The Underlying Asset is a 1915 Cracker Jack #30 Ty Cobb Card graded PSA NM 7.

Asset Description

Overview & Authentication

•Ty Cobb was born on December 18, 1886 in Narrows, Georgia and made his MLB debut on August 30, 1905 at the age of 18. Cobb’s .366 career batting average is an all-time record, and the three seasons in which he recorded batting averages above the .400 mark are tied for the most in history.

•Ty Cobb’s 897 career stolen bases place him fourth in MLB history.

•In 1909, Cobb batted .377, with 107 Runs Batted In (RBIs), 76 stolen bases, and 216 hits.

•In 1910, Cobb batted .382, with 91 RBIs, 106 runs scored, 65 stolen bases, and 194 hits.

•In 1911, Cobb batted .419, with a career-high 127 RBIs, a career-high 148 runs scored, 83 stolen bases, and a career-high 248 hits (8th all time for most hits in a single season).

•Combining the three seasons during the 1909-1911 T206 series span, Cobb recorded a .393 batting average, a .450 on base percentage, 325 RBIs, 369 runs scored, 224 stolen bases, and 658 hits over 442 games.

•Daniel Ginsburg of the Society for American Baseball Research noted: “Perhaps the most competitive and complex personality ever to appear in a big league uniform, Ty Cobb was the dominant player in the American League during the Deadball Era, and arguably the greatest player in the history of the game.”

•Cobb was one of the biggest stars in the American League, but thanks to a legendarily rugged style of play and abrasive attitude, the “Georgia Peach” was unpopular among opposing players as well as his teammates.

•PSA called the 1915 Cracker Jack set “one of the most desirable vintage baseball issues.”

•Unlike the previous year’s Cracker Jack set, the 1915 collection was available through mail order in addition to distribution through Cracker Jack boxes.

•The Underlying Asset has been issued a grade of NM 7 by Professional Sports Authenticators (PSA) with Certification No. 43555583.

Notable Features

•The Underlying Asset is a 1915 Cracker Jack #30 Ty Cobb Card graded PSA NM 7.

•The Underlying Asset is 1 of 13 1915 Cracker Jack #30 Ty Cobb Card examples graded PSA 7 with 17 graded higher.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from PSA.

Details

Series 1915 Cracker Jack Ty Cobb Card
Sport	Baseball
Professional League	MLB
Player	Ty Cobb
Team	Detroit Tigers
Year / Season	1915
Memorabilia Type	Trading Card
Manufacturer	Cracker Jack
Rarity	1 of 13 (PSA 7)
Number in Set	#30
Authentication	Professional Sports Authenticators (PSA)
Grade	7
Certification No.	43555583

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1915 Cracker Jack Ty Cobb Card going forward.

#15COBB | $77K

COMPARABLE ASSET VALUE

ASSET VALUE
+551.4%

TRANSACTIONS
9

#15COBB | *Visuals*

The 1915 set was distributed through boxes of Cracker Jacks, and for the first time was also available via mail order.

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#15COBB | *Timeline*

Dec. 1886	Ty Cobb is born in Narrows, Georgia.
Aug. 1905	At age 18, Cobb makes his MLB debut for the Detroit Tigers in a game against the New York Yankees.
Oct. 1911	Cobb is awarded the MVP after batting .419, with 83 stolen bases and 127 RBIs.
Jan. 1915	Cracker Jack releases their 1915 Baseball set. #15COBB is printed.
Nov. 1926	At 39 years old, Cobb announces his retirement from the Detroit Tigers. It was later revealed that Cobb was pressured out in relation to a game-fixing accusation.